Exhibit 4.3

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

144A - legends

10 3/4% Senior Secured Discount Notes due 2009

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF

SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. THE ISSUE DATE OF

THIS NOTE IS MAY 20, 2004 AND THE YIELD IS 10 3/4%, COMPOUNDED SEMI-

ANNUALLY UP TO JUNE 15, 2007, AFTER WHICH CASH INTEREST WILL ACCRUE.

FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE

PRICE IS $725.13 AND THE TOTAL ORIGINAL ISSUE DISCOUNT OVER THE TERM OF

THIS NOTE IS $274.87; PROVIDED THAT THE ISSUERS MAY ELECT TO ACCRUE

INTEREST PRIOR TO JUNE 15, 2007, WHICH WILL RESULT IN A LOWER PRINCIPAL

AMOUNT AT MATURITY IN ACCORDANCE WITH THE INDENTURE.

CUSIP— 20902Y AD 4

ISIN — US20902YAD40

Principal Amount at Maturity $205,675,000

No. 1 $205,675,000

CONSOLIDATED CONTAINER COMPANY LLC AND CONSOLIDATED CONTAINER CAPITAL, INC. promises to pay to Cede & Co. or registered assigns, the principal sum of **** TWO HUNDRED FIVE MILLION SIX HUNDRED SEVENTY-FIVE THOUSAND **** Dollars on June 15, 2009 (or such lesser principal amount specified in the Indenture governing this Note in the event cash interest accrued and was paid on or before June 15, 2007).

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

CONSOLIDATED CONTAINER COMPANY LLC

By:	Consolidated Container Holdings LLC, as its Sole Member and Manager

By:

Name: Title:

CONSOLIDATED CONTAINER CAPITAL, INC.

By:

Name: Title:

Dated: [                     ], 200[    ]

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

144A - face

[Back of Note]

10 3/4% Senior Secured Discount Notes due 2009

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. (a) Consolidated Container Company LLC, a Delaware limited liability company (the “Company”) and Consolidated Container Capital, Inc., a Delaware corporation (“Capital,” and together with the Company, the “Issuers”), promises to pay interest on the principal amount at maturity of this Note at 10¾% per annum. Unless the Issuers elect to pay cash interest as described below, prior to June 15, 2007, principal on this Note will accrete in the form of an increase in the Accreted Value of the Note compounded semiannually on each June 15 and December 15 (each an “Interest Payment Date”) commencing June 15, 2004, to an aggregate principal amount of $1,000 per Note at June 15, 2007. Commencing on June 15, 2007, cash interest on the Notes will accrue at the rate of 10¾% per annum and will be payable in cash semiannually on each Interest Payment Date, commencing on December 15, 2007, to holders of record on the immediately preceding June 1 and December 1, respectively.

(b) Notwithstanding the foregoing, the Issuers may irrevocably elect to commence accruing cash interest on the Notes before June 15, 2007. If the Issuers do elect to begin accruing and paying cash interest, such election must be made and declared on or before the Interest Payment Date (the “Cash Election Date”) preceding the first cash interest payment. From and after the Cash Election Date, (i) the Issuers will be obligated to pay cash interest on each subsequent Interest Payment Date, (ii) the principal amount of the Notes will cease to accrete, and cash interest shall begin to accrue, after the Cash Election Date and (iii) the outstanding principal amount at maturity of each Note will be equal to the Accreted Value of such Note as of the Cash Election Date.

(c) Except as otherwise described in the subparagraphs (a) and (b) of this Paragraph 1, cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no cash interest on the Notes has been paid prior to June 15, 2007, from and including June 15, 2007; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is equal to the rate then in effect on the Notes pursuant to Section 2.12 of this Indenture. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful on the Notes pursuant to Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Holders of record at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after

144A - back 1

such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to Accreted Value, premium, if any, and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to Accreted Value of and interest, premium, if any, and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued this Note under an Indenture, dated as of May 20, 2004 (“Indenture”), between the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited in aggregate principal amount at maturity as specified in Section 2.02 of the Indenture.

5. Optional Redemption.

(a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to June 15, 2007. On or after June 15, 2007, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 90 days’ notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus accrued and unpaid cash interest, if any, and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the periods indicated below:

Year	Percentage
From June 15, 2007 through June 14, 2008	105.375%
From June 15, 2008 through November 14, 2008	102.688%
November 15, 2008 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 15, 2007, the Issuers may on any one or more occasions redeem up to 35% of the total principal amount at maturity of Notes issued under the Indenture at a redemption price of 110.75% of the Accreted Value thereof, plus accrued and unpaid cash interest, if any, and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company (or of Holdings to the extent such proceeds are contributed to the Company); provided that (i) at least 65% of the total principal amount at maturity of Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holder.

(a) If there is a Change of Control, as defined in Section 1.01 of the Indenture, the Issuers shall be required to make a Change of Control Offer pursuant to Section 4.15 of the Indenture. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall commence and conduct an Asset Sale Offer pursuant to Sections 3.09 and 4.10 of the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an Asset Sale Offer prior to any related purchase date may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date principal ceases to accrete and interest ceases to accrue on Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity (Holders of this Note are advised that the stated $1,000 “principal amount at maturity” of each of the Notes will not be achieved if the Issuers elect to accrue cash interest prior to June 15, 2007, in accordance with the terms of this Note and the Indenture). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented only as set forth in Article 9 of the Indenture.

12. Defaults and Remedies. Events of Default, acceleration and other remedies, and related matters are set forth in Article 6 of the Indenture.

13. Trustee Dealings With Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. A manager, director, officer, employee, incorporator, stockholder or member, of any of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Notes or the Guarantors under the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A ( =Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 20, 2004, between the Issuers and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Consolidated Container Company LLC

Consolidated Container Capital, Inc.

3101 Towercreek Parkway, Suite 300

Atlanta, GA 30339

Attention: General Counsel

19. Governing Law. THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:________________________________________________________________________

                                         (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

    Section 4.10                     Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_________________

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: ________________________

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Reg S - Legends

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THIS INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

Reg S - Legends

10¾% Senior Secured Discount Notes due 2009

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. THE ISSUE DATE OF THIS NOTE IS MAY 20, 2004 AND THE YIELD IS 10¾%, COMPOUNDED SEMI-ANNUALLY UP TO JUNE 15, 2007, AFTER WHICH CASH INTEREST WILL ACCRUE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $725.13 AND THE TOTAL ORIGINAL ISSUE DISCOUNT OVER THE TERM OF THIS NOTE IS $274.87; PROVIDED THAT THE ISSUERS MAY ELECT TO ACCRUE AND PAY CASH INTEREST PRIOR TO JUNE 15, 2007, WHICH WILL RESULT IN A LOWER PRINCIPAL AMOUNT AT MATURITY IN ACCORDANCE WITH THE INDENTURE.

CUSIP — U20900 AB 9

ISIN — USU20900AB90

Principal amount at Maturity $1,325,000

No. S-1 $1,325,000

CONSOLIDATED CONTAINER COMPANY LLC AND CONSOLIDATED CONTAINER CAPITAL, INC. promises to pay to Cede & Co. or registered assigns, the principal sum of **** ONE MILLION, THREE HUNDRED TWENTY-FIVE THOUSAND **** Dollars on June 15, 2009 (or such lesser principal amount specified in the Indenture governing this Note in the event cash interest accrued and was paid on or before June 15, 2007).

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Reg S - face

CONSOLIDATED CONTAINER COMPANY LLC

By:	Consolidated Container Holdings LLC, as its Sole Member and Manager

By:

Name:
Title:

CONSOLIDATED CONTAINER CAPITAL, INC.

By:

Name:
Title:

Dated: [            ], 200[    ]

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

[Back of Regulation S Global Note]

10¾% Senior Secured Discount Notes due 2009

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. (a) Consolidated Container Company LLC, a Delaware limited liability company (the “Company”) and Consolidated Container Capital, Inc., a Delaware corporation (“Capital,” and together with the Company, the “Issuers”), promises to pay interest on the principal amount at maturity of this Note at 10¾% per annum. Unless the Issuers elect to pay cash interest as described below, prior to June 15, 2007, principal on this Note will accrete in the form of an increase in the Accreted Value of the Note compounded semiannually on each June 15 and December 15 (each an “Interest Payment Date”) commencing June 15, 2004, to an aggregate principal amount of $1,000 per Note at June 15, 2007. Commencing on June 15, 2007, cash interest on the Notes will accrue at the rate of 10¾% per annum and will be payable in cash semiannually on each Interest Payment Date, commencing on December 15, 2007, to holders of record on the immediately preceding June 1 and December 1, respectively.

(b) Notwithstanding the foregoing, the Issuers may irrevocably elect to commence accruing cash interest on the Notes before June 15, 2007. If the Issuers do elect to begin accruing and paying cash interest, such election must be made and declared on or before the Interest Payment Date (the “Cash Election Date”) preceding the first cash interest payment. From and after the Cash Election Date, (i) the Issuers will be obligated to pay cash interest on each subsequent Interest Payment Date, (ii) the principal amount of the Notes will cease to accrete, and cash interest shall begin to accrue, after the Cash Election Date and (iii) the outstanding principal amount at maturity of each Note will be equal to the Accreted Value of such Note as of the Cash Election Date.

(c) Except as otherwise described in the subparagraphs (a) and (b) of this Paragraph 1, cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no cash interest on the Notes has been paid prior to June 15, 2007, from and including June 15, 2007; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is equal to the rate then in effect on the Notes pursuant to Section 2.12 of this Indenture. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful on the Notes pursuant to Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Holders of record at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after

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such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to Accreted Value, premium, if any, and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to Accreted Value of and interest, premium, if any, and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued this Note under an Indenture, dated as of May 20, 2004 (“Indenture”), between the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited in aggregate principal amount at maturity as specified in Section 2.02 of the Indenture.

5. Optional Redemption.

(a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to June 15, 2007. On or after June 15, 2007, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 90 days’ notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus accrued and unpaid cash interest, if any, and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the periods indicated below:

Year	Percentage
From June 15, 2007 through June 14, 2008	105.375%
From June 15, 2008 through November 14, 2008	102.688%
November 15, 2008 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 15, 2007, the Issuers may on any one or more occasions redeem up to 35% of the total principal amount at maturity of Notes issued under the Indenture at a redemption price of 110.75% of the Accreted Value thereof, plus accrued and unpaid cash interest, if any, and

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Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company (or of Holdings to the extent such proceeds are contributed to the Company); provided that (i) at least 65% of the total principal amount at maturity of Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holder.

(a) If there is a Change of Control, as defined in Section 1.01 of the Indenture, the Issuers shall be required to make a Change of Control Offer pursuant to Section 4.15 of the Indenture. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall commence and conduct an Asset Sale Offer pursuant to Sections 3.09 and 4.10 of the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an Asset Sale Offer prior to any related purchase date may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date principal ceases to accrete and interest ceases to accrue on Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity (Holders of this Note are advised that the stated $1,000 “principal amount at maturity” of each of the Notes will not be achieved if the Issuers elect to accrue cash interest prior to June 15, 2007, in accordance with the terms of this Note and the Indenture). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice

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of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented only as set forth in Article 9 of the Indenture.

12. Defaults and Remedies. Events of Default, acceleration and other remedies, and related matters are set forth in Article 6 of the Indenture.

13. Trustee Dealings With Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. A manager, director, officer, employee, incorporator, stockholder or member, of any of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Notes or the Guarantors under the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A ( =Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 20, 2004, between the Issuers and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Consolidated Container Company LLC

Consolidated Container Capital, Inc.

3101 Towercreek Parkway, Suite 300

Atlanta, GA 30339

Attention: General Counsel

19. Governing Law. THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: ________________________________________________________________________

                                         (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

_Section 4.10                     _Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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